Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Westinghouse Air Brake Technologies Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ALBERT J. NEUPAVER
Albert J. Neupaver
President, Chief Executive Officer and Director
Date: November 9, 2011

By:	/s/ ALVARO GARCIA-TUNON
Alvaro Garcia-Tunon, Executive Vice President, Chief Financial Officer and Secretary
Date: November 9, 2011